	Exhibit 5: Operating Results by Business Unit and Country in Ch$ millions
	(Nine Months Ended September-04)

	Year to Date 2003							Year to Date 2004

	Chile	Peru				Interco	Copper rod	Chile	Peru				Interco	Copper rod
Volume
Tons (Thrid parties)	6,942	1,269	0	0	0	0	8,211	7,032	3,600	0	0	0	0	10,632
Tons (Intercompany)	4,471	6,343	0	0	0	(10,814)	0	4,311	5,517	0	0	0	(9,828)	0
Tons (Total)	11,413	7,612	0	0	0	(10,814)	8,211	11,343	9,117	0	0	0	(9,828)	10,632

Ch$ million
Revenues (Thrid parties)	9,188	1,579	0	0	0	0	10,767	12,799	6,386	0	0	0	0	19,185
Revenues (Intercompany)	5,906	7,766	0	0	0	(13,672)	0	7,959	10,121	0	0	0	(18,080)	0
Total revenues	15,094	9,345	0	0	0	(13,672)	10,767	20,758	16,507	0	0	0	(18,080)	19,185
COGS	(14,562)	(9,208)	0	0	0	13,553	(10,217)	(19,697)	(15,720)	0	0	0	17,814	(17,603)
Gross Income	532	137	0	0	0	(119)	550	1,061	787	0	0	0	(266)	1,582
Gross Margin	3.5%	1.5%	n/a	n/a	####		5.1%	5.1%	4.8%		n/a	#####		8.2%
SG&A	0	(135)	0	0	0	95	(40)	0	(139)	0	0	0	71	(68)
Operating Income	532	2	0	0	0	(24)	510	1,061	648	0	0	0	(195)	1,514
Operating Margin	3.5%	0.0%	n/a	n/a	####		4.7%	5.1%	3.9%		n/a	#####		7.9%
EBITDA	531	4	0	0	0	(28)	507	1,061	649	0	0	0	(195)	1,515

	Chile	Brazil	Optical Fiber	Argentina	Peru	Interco	Wire and Cable	Chile	Brazil	Optical Fiber	Argentina	Peru	Interco	Wire and Cable
Volume
Tons (Thrid parties)	4,833	19,104	0	755	6,524	0	31,216	6,735	20,558	0	1,474	7,857	0	36,624
Tons (Intercompany)	349	1,489	0	10	88	(1,936)	0	36	1,675	0	0	130	(1,841)	0
Tons (Total)	5,182	20,593	0	765	6,612	(1,936)	31,216	6,771	22,233	0	1,474	7,987	(1,841)	36,624
Kms.	0	0	4,899	0	0	0	4,899	0	0	0	0	0	0	0

Ch$ million
Revenues (Thrid parties)	14,684	42,965	364	1,739	18,026	0	77,778	23,030	55,669	0	3,598	27,024	0	109,321
Revenues (Intercompany)	1,255	2,628	0	9	138	(4,030)	0	1,136	4,378	0	50	256	(5,820)	0
Total revenues	15,939	45,593	364	1,748	18,164	(4,030)	77,778	24,166	60,047	0	3,648	27,280	(5,820)	109,321
COGS	(14,190)	(41,802)	(830)	(1,468)	(15,616)	3,788	(70,118)	(20,586)	(53,034)	0	(3,287)	(22,470)	5,368	(94,009)
Gross Income	1,749	3,791	(466)	280	2,548	(242)	7,660	3,580	7,013	0	361	4,810	(452)	15,312
Gross Margin	11.0%	8.3%	-128.0%	16.0%	14.0%		9.8%	14.8%	11.7%		9.9%	17.6%		14.0%
SG&A	(1,726)	(3,312)	(554)	(297)	(1,517)	(922)	(8,328)	(1,887)	(4,034)	0	(248)	(1,549)	(944)	(8,662)
Operating Income	23	479	(1,020)	(17)	1,031	(1,164)	(668)	1,693	2,979	0	113	3,261	(1,396)	6,650
Operating Margin	0.1%	1.1%	-280.2%	-1.0%	5.7%		-0.9%	7.0%	5.0%		3.1%	12.0%		6.1%
EBITDA	1,259	3,329	(627)	(17)	1,843	(1,263)	4,524	2,829	5,617	0	114	4,008	(1,491)	11,077

	Chile	Argentina	Coin	-	-	Interco	Brass Mills	Chile	Argentina	Coin	-	-	Interco	Brass Mills
Tons (Thrid parties)	19,199	1,536	2,239			0	22,974	21,524	1,901	2,279			0	25,704
Tons (Intercompany)	1,633	0	123			(1,756)	0	1,831	276	54			(2,161)	0
Tons (Total)	20,832	1,536	2,362			(1,756)	22,974	23,355	2,177	2,333			(2,161)	25,704

Ch$ million
Revenues (Thrid parties)	35,473	3,026	5,172			0	43,671	53,320	4,667	6,820			0	64,807
Revenues (Intercompany)	4,076	18	263			(4,357)	0	6,522	673	760			(7,955)	0
Total revenues	39,549	3,044	5,435			(4,357)	43,671	59,842	5,340	7,580			(7,955)	64,807
COGS	(34,502)	(2,675)	(5,300)			4,176	(38,301)	(51,083)	(4,489)	(7,124)			7,761	(54,935)
Gross Income	5,047	369	135			(181)	5,370	8,759	851	456			(194)	9,872
Gross Margin	12.8%	12.1%	2.5%				12.3%	14.6%	15.9%	6.0%				15.2%
SG&A	(1,820)	(441)	(594)			(210)	(3,065)	(2,047)	(441)	(478)			(264)	(3,230)
Operating Income	3,227	(72)	(459)			(391)	2,305	6,712	410	(22)			(458)	6,642
Operating Margin	8.2%	-2.4%	-8.4%				5.3%	11.2%	7.7%	-0.3%				10.2%
EBITDA	4,771	(57)	(125)			(541)	4,048	8,237	567	369			(622)	8,551

	Chile	Argentina	-	-	-	Interco	Flexible Packaging	Chile	Argentina	-	-	-	Interco	Flexible Packaging
Tons (Thrid parties)	8,231	2,959				0	11,190	8,744	3,199				0	11,943
Tons (Intercompany)	0	0				0	0	0	0				0	0
Tons (Total)	8,231	2,959				0	11,190	8,744	3,199				0	11,943

Ch$ million
Revenues (Thrid parties)	24,045	8,811				0	32,856	24,913	8,914				(1)	33,826
Revenues (Intercompany)	0	0				0	0	0	0				0	0
Total revenues	24,045	8,811				0	32,856	24,913	8,914				(1)	33,826
COGS	(20,403)	(7,650)				(1)	(28,054)	(20,707)	(7,615)				1	(28,321)
Gross Income	3,642	1,161				(1)	4,802	4,206	1,299				0	5,505
Gross Margin	15.1%	13.2%					14.6%	16.9%	14.6%					16.3%
SG&A	(1,642)	(562)				(307)	(2,511)	(1,765)	(535)				(294)	(2,594)
Operating Income	2,000	599				(308)	2,291	2,441	764				(294)	2,911
Operating Margin	8.3%	6.8%					7.0%	9.8%	8.6%					8.6%
EBITDA	2,890	1,385				(304)	3,971	3,386	1,451				(292)	4,545

							Aluminum Profiles							Aluminum Profiles
Tons (Thrid parties)							7,514							7,783
Tons (Intercompany)							0							0
Tons (Total)							7,514							7,783

Ch$ million
Revenues (Thrid parties)							22,387							20,896
Revenues (Intercompany)							0							0
Total revenues							22,387							20,896
COGS							(16,653)							(15,796)
Gross Income							5,734							5,100
Gross Margin							25.6%							24.4%
SG&A							(2,753)							(2,456)
Operating Income							2,981							2,644
Operating Margin							13.3%							12.7%
EBITDA							3,445							3,135